Exhibit 99.1

Contact:
Stacy A. Kruse
Chief Financial Officer and Treasurer
Wilsons The Leather Experts Inc.
(763) 391-4000
For Immediate Release
Wilsons The Leather Experts Inc. Announces
The Sale of Outlet Store and E-Commerce Assets;
Wilsons Leather to Change Corporate Name
     MINNEAPOLIS – (BUSINESS WIRE) – July 8, 2008 – Wilsons The Leather Experts Inc. (NASDAQ: WLSN) today announced the sale of its outlet store and e-commerce assets to AM Retail Group, Inc., a wholly owned subsidiary of G-III Apparel Group, Ltd. (NasdaqGSM: GIII), a New York based apparel company. Under the terms of the agreement, AM Retail Group, Inc. purchased all inventory, fixed assets and intellectual property principally related to Wilsons Leather’s outlet store and e-commerce divisions. The leases associated with Wilsons Leather’s 116 outlet stores were assigned to AM Retail Group, Inc. AM Retail Group, Inc. acquired the assets for a total purchase price of approximately $22.3 million. The sale is part of Wilsons Leather’s previously announced strategy to obtain capital to be used in the launch of its new mall accessories store concept.
     In connection with these actions, Wilsons Leather will change its name to PreVu, Incorporated.
About Wilsons Leather
     Wilsons Leather is a leading specialty retailer of leather outerwear, accessories and apparel in the United States.
Except for historical information, matters discussed in this press release are forward-looking statements that involve risks and uncertainties, and actual results may be materially different. Such statements are based on information available to management as of the time of such statements and include statements related to future comparable store sales results, business strategies, changes to merchandise mix, and future sales results. Factors that could cause actual results to differ include: potential delisting of our common stock if we are unable to satisfy the Nasdaq listing requirements; our ability to utilize our tax net operating loss carryforwards; our ability to expand our accessories business and acquire suitable accessories brands, including our ability to finance any expansion; risks associated with our ability to strengthen our existing store base and develop our accessories concept; continued declines in comparable store sales; dependence on our key suppliers to implement our designer brand merchandise strategy; changes in customer shopping patterns; the potential for additional impairment losses if our operating performance does not improve; competition in our markets; uncertainty in general economic conditions; unseasonably warm weather; our ability to effectively respond to changes in fashion trends and consumer demands; decreased availability and increased cost of leather; risks associated with foreign sourcing and international business; seasonality of our business; the public sale into the market of common stock issued pursuant to options granted under our employee benefit plans or shares issued in our 2004 equity financing or issuable

Wilsons Leather
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
763.391.4000
www.wilsonsleather.com

upon exercise of warrants delivered in connection with our 2004 equity financing, as well as shares issuable upon conversion and exercise of the preferred stock and warrants issued in connection with the financing that was completed on June 15, 2007; risks associated with estimates made by management based on our critical accounting policies; changes to financial accounting standards that may affect our results of operations; loss of key members of our senior management team; concentration of ownership of our common stock; volatility of the market price of our common stock; reliance on third parties for upgrading and maintaining our management information systems; war, acts of terrorism or the threat of either; and interruption in the operation of our corporate offices and distribution center.
The information included in this press release is operative as of this date only. Wilsons Leather does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In order to ensure that all investors continue to have equal access to the same information, Wilsons Leather will refrain from updating forward-looking statements made in this press release unless it does so through means designed to provide broad distribution of the information to the public.
###

Wilsons Leather
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
763.391.4000
www.wilsonsleather.com